UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2011
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio	43147

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 864-6400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Following the approval of its Board of Directors, R. G. Barry Corporation (the “Company”), entered into the First Amendment to the Rights Agreement, dated as of August 15, 2011 (the “First Amendment”), among the Company, The Bank of New York Mellon Corporation, as the former rights agent (“Bank of New York”), and Broadridge Corporate Issuer Solutions, Inc., as the successor rights agent (“Broadridge”), relating to the Rights Agreement, dated as of May 1, 2009 (the “Rights Agreement”), filed by the Company with the Current Report on Form 8-K on May 4, 2009 and attached thereto.
The First Amendment removes Bank of New York as rights agent and appoints Broadridge as the successor rights agent. The First Amendment makes no other changes to the Rights Agreement, which continues in full force and effect, otherwise unamended.
Broadridge currently also serves as the Company’s transfer agent and registrar for its common shares. See Item 8.01 below.
This summary description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
The rights of holders of the rights issued under the Rights Agreement were modified as a result of the adoption of the First Amendment. The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the First Amendment is incorporated herein by this reference.
Item 8.01 Other Events.
The Company has appointed Broadridge to be the Company’s sole transfer agent and registrar for the Company’s common shares pursuant to a Transfer Agent Services Schedule between the Company and Broadridge, dated August 10, 2011. The appointment is effective as of August 15, 2011.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

4.1
First Amendment to the Rights Agreement, dated as of August 15, 2011, among the Company, The Bank of New York Mellon Corporation, as the former rights agent, and Broadridge Corporate Issuer Solutions, Inc., as the successor rights agent, relating to the Rights Agreement, dated as of May 1, 2009.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION
August 19, 2011	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Senior Vice President — Finance, Chief Financial Officer